                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                   13-3517074
       (State of incorporation)                      (I.R.S. employer
                                                     identification no.)

                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
               (Address of principal executive offices; zip code)

      Cellular Communications of Puerto Rico, Inc. 1992 Stock Option Plan
                            (Full title of the Plan)

                            RICHARD J. LUBASCH, ESQ.
              Senior Vice President, General Counsel and Secretary
                  Cellular Communications of Puerto Rico, Inc.
                              110 East 59th Street
                            New York, New York 10022
                                 (212) 371-3142
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            THOMAS H. KENNEDY, ESQ.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of Securities to be          Amount to be      Proposed Maximum Offer-      Proposed Maximum Ag-         Amount of Regis-
Registered                         Registered        ing Price Per Share (1)(2)   gregate Offering Price (2)   tration Fee (3)
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value            225,000           $24.9375                     $5,610,937.50                $1934.81
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)  (4)
===============================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market's National Market on September 23, 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

                              Page 1 of 16 Pages

     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated November 11, 1992, of the registrant filed on Form S-8 (File No. 33-54796) and all exhibits thereto, the Registration Statement dated November 20, 1992 of the registrant filed on Form S-8 (File No. 33-54794) and all exhibits thereto, and the Registration Statement dated May 12, 1994 of the registrant filed on Form S-8 (File No. 33-78838) and all exhibits thereto, are incorporated by reference in this Registration Statement.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

       5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

       23.1    Consent of Richard J. Lubasch, Esq. (included as part of
               Exhibit 5)

       23.2    Consent of Ernst & Young LLP

       24      Powers of Attorney

                              Page 2 of 16 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 26th day of September, 1996.


                                     CELLULAR COMMUNICATIONS OF PUERTO
                                     RICO, INC.


                                     By:  /s/ Richard J. Lubasch
                                         --------------------------------------
                                         Richard J. Lubasch
                                         Senior Vice President, General Counsel
                                         and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                         Title                         Date
- ----                         -----                         ----
         *                   Chairman of the Board,        September 26, 1996
- --------------------         Chief Executive Officer
George S. Blumenthal         and Treasurer



         *                   President, Chief Operating    September 26, 1996
- --------------------         and Financial Officer and
J. Barclay Knapp             Director

                              Page 3 of 16 Pages

        *                      Vice President-Controller     Septembe 26, 1996
- ------------------------       (Chief Accounting Offier)
Gregg Gorelick



        *                      Director                      September 26, 1996
- ------------------------
Sidney R. Knafel



        *                      Director                      September 26, 1996
- ------------------------
Ted H. McCourtney



        *                      Director                      September 26, 1996
- ------------------------
Del Mintz



        *                      Director                      September 26, 1996
- ------------------------
Alan J. Patricof



        *                      Director                      September 26, 1996
- ------------------------
Warren Potash


*  By: /Richard J. Lubasch/
       -------------------------
       Richard J. Lubasch
            Attorney-in-Fact


                              Page 4 of 16 Pages

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.     Description of Exhibit                              Page No.
- -----------     ----------------------                              --------
5               Opinion of Richard J. Lubasch, Esq.
                regarding the legality of the securities
                being registered                                       6

23.1            Consent of Richard J. Lubasch, Esq.
                (included as part of Exhibit 5)                        6

23.2            Consent of Ernst & Young LLP                           8

24              Powers of Attorney                                     9


                              Page 5 of 16 Pages